Exhibit 99.1
SeraCare Life Sciences, Inc.
37 Birch Street
Milford, MA 01757
October 7, 2010
Jacob Safier
Managing Member
Ltova Holdings, LLC
One State Street Plaza
New York, NY 10004
Fax: (212) 363-8459
Dear Mr. Safier:
The SeraCare Life Sciences Board of Directors has reviewed your October 5, 2010 letter and is considering its contents. Like you, the Board of Directors is committed to pursuing the Company’s best interests consistent with relevant legal requirements. To that end, we welcome shareholder input and will address your suggestions in due course with the best interests of all SeraCare Life Sciences stockholders in mind.

Sincerely,
/s/ Eugene I. Davis
Eugene I. Davis
Chairman